                                                                    Confidential




                       SALE OF SEAGATE'S OPERATING ASSETS
                        AND SEAGATE MERGER WITH VERITAS

--------------------------------------------------------------------------------

                  Presentation to Seagate's Board of Directors


                  October 30, 2000




                                                                 LEHMAN BROTHERS

TABLE OF CONTENTS
--------------------------------------------------------------------------------



                     I.     OVERVIEW OF THE TRANSACTION

                     -----------------------------------------------------------

                     II.    TRANSACTION VALUATION SUMMARY

                     -----------------------------------------------------------

                     III.   VALUATION OF SEAGATE INVESTMENT ASSETS

                     -----------------------------------------------------------

                     IV.    VALUATION OF SEAGATE OPERATING ASSETS

                     -----------------------------------------------------------



--------------------------------------------------------------------------------


LEHMAN BROTHERS                                         Seagate Technology, Inc.

OVERVIEW OF THE TRANSACTION
--------------------------------------------------------------------------------

On March 29, 2000, Seagate Technology, Inc. ("Seagate" or the "Company") announced that it entered into an approximately $20 billion integrated merger and sale agreement with VERITAS Software, Inc. ("Veritas" ) and a Financial Sponsor Group (the "Financial Sponsor Group") led by Silver Lake Partners and Texas Pacific Group which was subsequently amended on August 29, 2000 and October 18, 2000

        - The Financial Sponsor Group will purchase the operating businesses of Seagate, including $765 million of cash retained for working capital purposes, for $2.05 billion in cash

               > Following the LBO, Seagate's only assets will be 128.1 million shares of Veritas stock, securities of SanDisk, Gadzoox Networks, CVC, and Dragon Systems (the "Investment Portfolio") and cash. Seagate has approximately $781 million of debt outstanding, which will be retired with cash on hand prior to closing

        - Veritas will acquire Seagate in a stock-for-stock transaction whereby it will issue Veritas shares in exchange for Seagate's total shares outstanding (241.1 million fully diluted shares)

               > The majority of the stock consideration is based on a fixed exchange ratio, with no collar

               > Veritas will issue 109.3 million shares to Seagate shareholders as consideration for Seagate's Veritas stake

               > Veritas will also issue additional shares for the Investment Portfolio and any cash ($250 or $500 million) on Seagate's balance sheet that Veritas elects to retain

               > Based on closing prices as of October 11, 2000 and no cash retained, Veritas estimates that it will issue approximately
                  109.7 million shares

               > Remaining cash on the Seagate balance sheet after payment of taxes, cash retained by Veritas and working capital for the operating businesses will be distributed to Seagate shareholders

        - Based on closing prices as of October 11, 2000 Seagate stockholders will receive total consideration of approximately $70.17(a) per share consisting of approximately 0.455 Veritas shares and approximately $7.35 in cash(a)

               > Represents a 5.1% premium to its closing price on October 11, 2000 and a 44.0% premium to its one month trading average as of March 8, 2000, the day prior to the news reports on the transaction.


----------

(a) Does not include tax refunds (the "TRA Consideration") or $0.21 per share related to the $50 million litigation settlement holdback.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                       1                 Seagate Technology, Inc.

OVERVIEW OF THE TRANSACTION
--------------------------------------------------------------------------------


SUMMARY OF KEY TERMS

Concept:                      -   Leveraged buyout of the operating assets of
                                  Seagate by Financial Sponsor Group (the "Asset
                                  Transaction"), and merger with Veritas (the
                                  "Merger")

Ownership:                    -   Seagate shareholders will hold approximately
                                  24% of Veritas' fully diluted shares
                                  outstanding (approximately 28% of basic shares outstanding)

LBO Consideration:            -   Financial Sponsor Group will pay to Seagate
                                  $2.05 billion for the operating assets; net cash paid to Seagate is approximately $1,285 million (including the retention of $765 million for working capital)

                                   o   Financial Sponsor Group will assume
                                       substantially all of operating
                                       liabilities and approximately $100
                                       million of the excess golden parachute
                                       liability

Merger Consideration:         -   Veritas will distribute cash of approximately
                                  $1,771 million

                                   o   Includes cash from sale of assets and
                                       cash on hand, net of debt, tax liability, and other adjustments

                                   o   Excludes $50 million related to
                                       litigation settlement holdback

                                   o Up to $500 million ($250 million or $500 million) of cash can be reduced at option of Veritas; Veritas shares will be issued in lieu of retained cash

                                   o Potential additional cash related to the TRA Consideration

                              -   Veritas will issue additional shares

                                   o   109.3 million shares in exchange for the
                                       128.1 million shares held by Seagate

                                   o   approximately 0.4 million shares in
                                       exchange for other investments, depending on market price of investments and Veritas at closing

                                   o   an additional 0 - 4 million shares
                                       depending on the amount of cash retained
                                       ($0 - $500mm)

Value to be Received by       -   Approximately $75.25 per share, excluding TRA
Shareholders as of March          Consideration and no cash retention
28, 2000
                                   o   Cash of approximately $5.71 and 0.449
                                       shares of Veritas stock



--------------------------------------------------------------------------------


LEHMAN BROTHERS                       2                 Seagate Technology, Inc.

OVERVIEW OF THE TRANSACTION
--------------------------------------------------------------------------------

SUMMARY OF KEY TERMS (CONT'D)

Value to be Received by       -   Approximately $70.17 per share excluding TRA
Shareholders as of                Consideration, no cash retention, and $0.21
October 11, 2000                  per share related to the $50 million
                                  litigation settlement holdback

                                   o   Cash of approximately $7.35 and 0.455
                                       shares of Veritas stock

Options Treatment             -   $150 million - $250 million of in-the-money
                                  options will be rolled into a new operating company ("OpCo"), accounting for approximately
                                  20% of OpCo, and the remaining options will be accelerated

Treatment of Debt             -   Debt to be retired prior to closing

Tax Treatment:                -   Taxable sale of operating assets with
                                  338(h)(10) election

                              - Non-taxable Merger with Veritas, except for cash portion of merger consideration

Accounting Treatment:         -   Purchase accounting

Indemnification:              -   The Financial Sponsor Group will indemnify
                                  Veritas against all tax and other liabilities not relating to the Veritas shares

Break-up Fees:                -   $80 million paid by Seagate to the Financial
                                  Sponsor Group if deal is terminated

                              - $440 million paid by Seagate to Veritas if deal is terminated

                              - $50 million paid by Veritas to the Financial Sponsor Group if Seagate takes a superior offer and Veritas enters into a new merger agreement



--------------------------------------------------------------------------------


LEHMAN BROTHERS                       3                 Seagate Technology, Inc.

TRANSACTION STRUCTURE - ASSET TRANSACTION
--------------------------------------------------------------------------------




                                  [FLOW CHART]



----------

As of October 11, 2000.


--------------------------------------------------------------------------------


LEHMAN BROTHERS                       4                 Seagate Technology, Inc.

TRANSACTION STRUCTURE - MERGER INTO VERITAS
--------------------------------------------------------------------------------



                                  [FLOW CHART]



----------

(a) Veritas may retain up to $500 mm of Seagate cash. Remainder, net of taxes is distributed to shareholders.


(b) Assumed market prices as of October 11, 2000 and liquidity discount of 40% for Gadzoox and LHSP. Total shares issued comprised of 109.3 mm Veritas shares for Seagate's Veritas holdings, and 0.4 mm Veritas shares for other holdings, assuming no cash retention.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                       5                 Seagate Technology, Inc.

SUMMARY OF MERGER CONSIDERATION - AS OF OCTOBER 11, 2000
--------------------------------------------------------------------------------


BASED ON MARKET VALUES AS OF OCTOBER 11, 2000, SEAGATE SHAREHOLDERS WOULD RECEIVE LESS VALUE THAN AT THE TIME THE TRANSACTION WAS ANNOUNCED DUE TO THE DECLINE IN VERITAS' SHARE PRICE


($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                         CASH            STOCK           TOTAL         PER SHARE(a)
                                                       --------         --------        --------       ------------
ASSET TRANSACTION:
    Gross Amount                                       $  2,050             --          $  2,050         $   8.50
    Less: Required Cash                                    (765)            --              (765)           (3.17)
    Plus:  Excess Cash(b)                                   486             --               486             2.02
                                                       --------         --------        --------         --------
   Net Cash(c)                                         $  1,771             --          $  1,771         $   7.35

MERGER WITH VERITAS:
    109.3 mm shares for VRTS holdings(d)                   --             15,094          15,094         $  62.62
    0.4 mm shares for other investments(d)(e)              --                 50              50             0.21
                                                       --------         --------        --------         --------
   Total value of Veritas shares                           --           $ 15,144        $ 15,144         $  62.82

IMPLIED TRANSACTION VALUE(f)                           $  1,771         $ 15,144        $ 16,915         $  70.17
                                                       ========         ========        ========         ========

----------

(a) Assumes 241.1 million fully diluted shares as of October 11, 2000.

(b) Seagate's remaining cash net of tax liability and other adjustments, and excluding $50 million related to the litigation settlement holdback.

(c) Veritas can elect to retain up to $500 million of this cash amount and issue shares in lieu of. Assumes that no cash is being retained by Veritas.

(d) Based on Veritas share price of $138.06 as of October 11, 2000.

(e) Market prices as of October 11, 2000.

(f) Excludes TRA Consideration, escrowed Lernout & Hauspie shares and funding of tax trust.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        6               Seagate Technology, Inc.

TRANSACTION VALUATION SUMMARY - AS OF OCTOBER 11, 2000
--------------------------------------------------------------------------------

($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                VALUATION RANGE
                                          ---------------------------           VALUE OF
                                            LOW                HIGH          TRANSACTION(f)
                                          --------           --------        --------------
Operating Assets(a)                       $  1,900      -    $  5,000           $  2,050
Veritas Stock(b)                            10,611      -      10,611             15,094
Investments Portfolio(c)                        64      -          64                 50
    Less: Net Debt                          (1,311)(d)  -      (1,311)(d)            279(e)
                                          --------           --------           --------
Implied Market Value                      $ 13,886      -    $ 16,986           $ 16,915
                                          ========           ========           ========

     Implied Market Value per Share       $  57.61           $  70.47           $  70.17


----------

(a) Based upon Lehman's implied valuation range as of October 11, 2000.

(b) Based upon the closing price of Veritas stock as of October 11, 2000, tax rate of 40% and 128.1 million shares of Veritas.

(c) Based upon the closing prices of the Investment Portfolio as of October 11, 2000 and tax rate of 40%.

(d) Based upon Seagate 10-K dated June 30, 2000.

(e) Net of payment of $765 million to the Financial Sponsor Group and $486 million of excess cash balance per Proxy Statement dated August 30, 2000.

(f) Excludes TRA Consideration and $0.21 per share related to the litigation settlement holdback.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        7               Seagate Technology, Inc.

VALUATION OF SEAGATE INVESTMENT ASSETS
--------------------------------------------------------------------------------

VALUATION PARAMETERS


    - MARKET VALUE OF VERITAS STOCK AND INVESTMENT PORTFOLIO AS OF OCTOBER 11, 2000

    -   INCOME TAX EFFECT

    -   LIQUIDITY DISCOUNTS FOR INVESTMENT PORTFOLIO

    -   DISCOUNT TO MARKET ON VERITAS STOCK



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        8               Seagate Technology, Inc.

KEY TERMS OF SEAGATE / VERITAS SHAREHOLDER AGREEMENT
--------------------------------------------------------------------------------

THE SHAREHOLDER AGREEMENT BETWEEN SEAGATE AND VERITAS CONTAINED MATERIAL RESTRICTIONS THAT AFFECTED THE VALUE SEAGATE COULD REALIZE FOR ITS VERITAS
STOCK:


                -   Lock up on the shares for the twelve months ended May 28,
                    2000

                - Limitations on the sale of Veritas stock which could be sold each quarter

                - Prohibited from increasing its ownership percentage for five years

                - Required to vote its shares in the same proportion as votes cast by all other Veritas shareholders

                -   Registration and piggy-back rights

                - Ability to recommend one director to the Veritas Board if ownership was at least 15% (one nominee as long as ownership was at least 5%)



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        9               Seagate Technology, Inc.

VALUATION SUMMARY - VERITAS STOCK AS OF OCTOBER 11, 2000
--------------------------------------------------------------------------------

THE CONSIDERATION VALUE IS SUBSTANTIALLY GREATER THAN THE $10,611 MILLION AFTER-TAX VALUE OF THE VERITAS STOCK AS OF OCTOBER 11, 2000


($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                           Implied Discount to Market Value Based on the No. of
                                        Veritas Shares Received for Veritas Shares Held by Seagate
                                -------------------------------------------------------------------------
                                   5%           10%          15%          20%          25%         30%
                                --------     --------     --------     --------     --------     --------
Number of Shares (a)
     Received (in millions)      121.657      115.254      108.851      102.448       96.045       89.641

Consideration Value (b)
     ($ in millions)            $ 16,796     $ 15,912     $ 15,028     $ 14,144     $ 13,260     $ 12,376

Per Share Consideration (c)     $  69.66     $  66.00     $  62.33     $  58.66     $  55.00     $  51.33



----------

(a) Based on current holdings of 128.1 million shares of Veritas Stock.

(b) Based on market price of $138.06 per share as of October 11, 2000.

(c) Based upon 241.1 fully diluted shares as of October 11, 2000.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        10               Seagate Technology, Inc.

VALUATION SUMMARY - INVESTMENT PORTFOLIO AS OF OCTOBER 11, 2000
--------------------------------------------------------------------------------

PRIOR TO OCTOBER 11, 2000, SEAGATE SOLD ITS HOLDINGS IN SANDISK AND CVC, INC.


($ IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                   SEAGATE
                                    SEAGATE        HOLDINGS                   LIQUIDITY DISCOUNT              VALUE RANGE
                                   OWNERSHIP       SHARES       OWNERSHIP     -------------------         -------------------
COMPANY                  TICKER    PERCENTAGE     (MILLION)     VALUE(a)       LOW          HIGH           LOW          HIGH
-----------------        ------    ----------     ---------     ---------     -----         -----         ------       ------
Gadzoox                   ZOOX         19.1%          5.3        $27.0           20%           40%        $ 16.2       $ 21.6
Lernout & Hauspie         LHSP          2.3%          3.3        $35.9           20%           40%        $ 21.5       $ 28.7

                                                                TOTAL                                     $ 37.8       $ 50.3

                                                                APPROXIMATE TAX BASIS                     $ 66.8       $ 66.8

                                                                TAXABLE GAIN (LOSS)                       $(29.0)      $(16.5)
                                                                   TAX BENEFIT/(LOSS) @ 40%                 11.6          6.6
                                                                                                          ------       ------

                                                                INVESTMENTS VALUE TO SEAGATE              $ 49.4       $ 56.9
                                                                       SHAREHOLDERS
                                                                       PER SHARE (b)                      $ 0.20       $ 0.23

----------

(a) Prices for Gadzoox and Lernout & Hauspie as of October 11, 2000 ($5.125 and $10.875, respectively).

(b) Based on 241.1 fully diluted shares as of October 11, 2000.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        11               Seagate Technology, Inc.

IMPLIED ECONOMIC GAIN/LOSS TO VERITAS & SEAGATE SHAREHOLDERS
--------------------------------------------------------------------------------


VERITAS' OFFER TO PURCHASE SEAGATE'S VERITAS SHARES COMPARED TO SEAGATE'S TAX EMBEDDED LIABILITY IN THE VERITAS SHARES FOR GIVEN PERCENTAGE DISCOUNT AS OF OCTOBER 11, 2000


($ AND SHARES IN MILLIONS)


 EXCHANGE        VERITAS        VERITAS         $ LOSS           $ RECOVERED        NET LOSS TO          EMBEDDED TAX
  RATIO       SHARES ISSUED    2000E EPS     ATTRIBUTABLE TO    ATTRIBUTABLE TO      SEAGATE         LIABILITY TO SEAGATE
DISCOUNT        IN MERGER      ACCRETION        DISCOUNT           ACCRETION      SHAREHOLDERS   VS.   SHAREHOLDERS(A)
---------     -------------    ---------     ---------------    ---------------   ------------       --------------------
    0.0%           128.1          0.0%          $      0           $      0          $      0           ($ 7,008)
    2.0%           125.5          0.5%              (354)                93              (261)            (7,008)
    4.0%           122.9          1.1%              (707)               183              (524)            (7,008)
    6.0%           120.4          1.6%            (1,061)               271              (790)            (7,008)
    8.0%           117.8          2.2%            (1,414)               355            (1,059)            (7,008)
   10.0%           115.3          2.7%            (1,768)               437            (1,331)            (7,008)
   12.0%           112.7          3.3%            (2,122)               515            (1,607)            (7,008)
   14.0%           110.1          3.9%            (2,475)               590            (1,885)            (7,008)
-------------------------------------------------------------------------------------------------------------------------
   14.6%           109.3          4.1%            (2,585)               613            (1,972)            (7,008)
-------------------------------------------------------------------------------------------------------------------------
   16.0%           107.6          4.5%            (2,829)               663            (2,166)            (7,008)
   18.0%           105.0          5.0%            (3,182)               732            (2,450)            (7,008)
   20.0%           102.4          5.6%            (3,536)               798            (2,738)            (7,008)
   22.0%            99.9          6.2%            (3,890)               861            (3,029)            (7,008)
   24.0%            97.3          6.8%            (4,243)               920            (3,323)            (7,008)
   26.0%            94.8          7.5%            (4,597)               976            (3,621)            (7,008)
   28.0%            92.2          8.1%            (4,950)             1,029            (3,922)            (7,008)
   30.0%            89.6          8.7%            (5,304)             1,078            (4,226)            (7,008)

----------

(a) Based on an assumed tax rate of 40.0%.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        12               Seagate Technology, Inc.

\
VALUATION OF SEAGATE OPERATING ASSETS
--------------------------------------------------------------------------------

VALUATION PARAMETERS


    -   IMPLIED MARKET VALUATION

    -   COMPARABLE COMPANIES ANALYSIS

    -   DISCOUNTED CASH FLOW ANALYSIS

    -   LBO ANALYSIS



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        13               Seagate Technology, Inc.

SEAGATE STOCK PRICE PERFORMANCE
--------------------------------------------------------------------------------


SEAGATE APPEARED TO OUTPERFORM ITS PEERS OVER THE 1-YEAR PERIOD PRIOR TO ANNOUNCEMENT; HOWEVER, THE IMPLIED VALUE OF THE VERITAS STOCK IN SEAGATE WAS INCREASINGLY DIMINISHING THE IMPLIED VALUE OF SEAGATE OPERATING ASSETS


                                          VERITAS SHARES,
                                          OTHER HOLDINGS,        OPERATING
    DATE              SEAGATE              AND NET CASH            ASSETS
-------------  ---------------------  ---------------------   ----------------
   5/28/1999             7519.70625            2483.990498        5035.715752
   6/01/1999               7535.275            2493.704492        5041.570508
   6/02/1999             7831.08125            2514.534623        5316.546627
   6/03/1999                8095.75            2501.058992        5594.691008
   6/04/1999             7831.08125            2574.814004        5256.267246
   6/07/1999                 8220.3            2638.773619        5581.526381
   6/08/1999               7784.375            2596.269254        5188.105746
   6/09/1999               7659.825              2576.4295          5083.3955
   6/10/1999             7644.25625            2515.604494        5128.651756
   6/11/1999             7675.39375            2514.881498        5160.512252
   6/14/1999              7690.9625            2487.245498        5203.717002
   6/15/1999             7239.46875            2506.279746        4733.189004
   6/16/1999                 7223.9             2519.66875         4704.23125
   6/17/1999              7068.2125            2503.834006        4564.378494
   6/18/1999             7146.05625            2507.433629        4638.622621
   6/21/1999             7457.43125            2582.384881        4875.046369
   6/22/1999              7379.5875             2609.73475         4769.85275
   6/23/1999              7441.8625            2615.364627        4826.497873
   6/24/1999                7348.45            2587.569629        4760.880371
   6/25/1999                7348.45            2559.465242        4788.984758
   6/28/1999              7379.5875            2591.054119        4788.533381
   6/29/1999               6787.975            2585.977367        4201.997633
   6/30/1999              6383.1875            2615.575371        3767.612129
   7/01/1999             6647.85625            2596.649873        4051.206377
   7/02/1999             6678.99375            2639.679252        4039.314498
   7/06/1999             6585.58125            2805.976754        3779.604496
   7/07/1999              6819.1125            2763.404498        4055.708002
   7/08/1999             6803.54375            2776.379881        4027.163869
   7/09/1999             7052.64375            2774.190248        4278.453502
   7/12/1999             7114.91875            2701.086252        4413.832498
   7/13/1999             6990.36875            2741.520631        4248.848119
   7/14/1999               7535.275            2823.998506        4711.276494
   7/15/1999                   7473            2844.120992        4628.879008
   7/16/1999             6616.71875            3109.699179        3507.019571
   7/19/1999             6585.58125            3157.613877        3427.967373
   7/20/1999             6367.61875           73208.861383        3158.757367
   7/21/1999              6445.4625            3277.704246        3167.758254
   7/22/1999              6258.6375            3308.322994        2950.314506
   7/23/1999             6367.61875            3329.810498        3037.808252
   7/26/1999               6414.325            3196.417742        3217.907258
   7/27/1999             6492.16875            3086.606879        3405.561871
   7/28/1999              6819.1125            3144.913369        3674.199131
   7/29/1999                 6725.7            3046.225756        3679.474244
   7/30/1999              6694.5625            3179.072867        3515.489633
   8/02/1999             6896.95625            3128.556633        3768.399617
   8/03/1999             6772.40625            3085.697504        3686.708746
   8/04/1999             6678.99375            3012.065496        3666.928254
   8/05/1999               6663.425            3149.108873        3514.316127
   8/06/1999                 6974.8            3045.314871        3929.485129
   8/09/1999                 6974.8            2909.470002        4065.329998
   8/10/1999             6990.36875            2890.403883        4099.964867
   8/11/1999              7130.4875              3067.4125           4063.075
   8/12/1999               7037.075            3010.952498        4026.122502
   8/13/1999               7286.175            3092.209744        4193.965256
   8/16/1999             7644.25625            2968.510127        4675.746123
   8/17/1999                 7722.1            2971.851742        4750.248258
   8/18/1999             7924.49375            2946.068258        4978.425492
   8/19/1999                8095.75            2865.695627        5230.054373
   8/20/1999             8080.18125            3081.819002        4998.362248
   8/23/1999              8251.4375             3177.18225         5074.25525
   8/24/1999               8282.575            3201.267373        5081.307627
   8/25/1999             8173.59375             3261.91875           4911.675
   8/26/1999             8173.59375               3228.096         4945.49775
   8/27/1999              8189.1625            3143.659504        5045.502996
   8/30/1999              8313.7125            3088.003498        5225.709002
   8/31/1999             8267.00625            3138.382119        5128.624131
   9/01/1999              8438.2625            3208.387867        5229.874633
   9/02/1999                 8469.4            3253.449746        5215.950254
   9/03/1999               8905.325            3366.577131        5538.747869
   9/07/1999                 8718.5            3366.541879        5351.958121
   9/08/1999              8251.4375            3436.288879        4815.148621
   9/09/1999             8173.59375            3546.376123        4627.217627
   9/10/1999              8375.9875            3535.877631        4840.109869
   9/13/1999                 8220.3            3353.689873        4866.610127
   9/14/1999             7955.63125               3412.983         4542.64825
   9/15/1999             8017.90625            3439.740367        4578.165883
   9/16/1999             7955.63125            3484.138869        4471.492381
   9/17/1999                8095.75             3709.63651         4386.11349
   9/20/1999                 8220.3            3724.807496        4495.492504
   9/21/1999               8033.475            3623.270246        4410.204754
   9/22/1999             7955.63125            3766.576119        4189.055131
   9/23/1999                   7473            3630.168381        3842.831619
   9/24/1999             7332.88125            3647.070744        3685.810506
   9/27/1999              7441.8625            3638.610752        3803.251748
   9/28/1999               7410.725            3746.335506        3664.389494
   9/29/1999               7535.275            3614.742006        3920.532994
   9/30/1999              7628.6875            3575.131875        4053.555625
  10/01/1999             7644.25625             3504.20851         4140.04774
  10/04/1999              7753.2375            3657.955494        4095.282006
  10/05/1999              7815.5125            3901.256629        3914.255871
  10/06/1999               7908.925            3931.177504        3977.747496
  10/07/1999             7581.98125            3856.090506        3725.890744
  10/08/1999             7457.43125            3803.773871        3653.657379
  10/11/1999               7908.925            3943.983371        3964.941629
  10/12/1999              7815.5125            3870.280115        3945.232385
  10/13/1999                7348.45            3809.304385        3539.145615
  10/14/1999              7317.3125            3755.955744        3561.356756
  10/15/1999              7130.4875            4065.531373        3064.956127
  10/18/1999             6865.81875            3832.406256        3033.412494
  10/19/1999              7005.9375             3836.51926         3169.41824
  10/20/1999                 7223.9             4063.83074         3160.06926
  10/21/1999             6803.54375            4150.956365        2652.587385
  10/22/1999                6850.25            4192.773373        2657.476627
  10/25/1999             6741.26875             4194.08175           2547.187
  10/26/1999             6678.99375            4025.782881        2653.210869
  10/27/1999                 6725.7            4144.513123        2581.186877
  10/28/1999             7052.64375            4401.902242        2650.741508
  10/29/1999             7332.88125            4640.326492        2692.554758
  11/01/1999               7286.175            4593.921748        2692.253252
  11/02/1999               7410.725            4538.031758        2872.693242
  11/03/1999             7581.98125            4648.512377        2933.468873
  11/04/1999              7877.7875            4734.818623        3142.968877
  11/05/1999             7986.76875            4729.793611        3256.975139
  11/08/1999                8344.85            4852.496248        3492.353752
  11/09/1999             8547.24375            4987.698758        3559.544992
  11/10/1999                8843.05            5046.558375        3796.491625
  11/11/1999             8702.93125            4955.952361        3746.978889
  11/12/1999                 9216.7            5033.787369        4182.912631
  11/15/1999               9403.525            5182.396877        4221.128123
  11/16/1999                9341.25            5674.134867        3667.115133
  11/17/1999             8952.03125            5607.614008        3344.417242
  11/18/1999             9294.54375            5903.291752        3391.251998
  11/19/1999               9652.625            6164.129363        3488.495637
  11/22/1999            10010.70625            6466.590887        3544.115363
  11/23/1999              9870.5875            6324.268637        3546.318863
  11/24/1999             9699.33125            6392.481125        3306.850125
  11/26/1999               9528.075            6547.172012        2980.902988
  11/29/1999                9590.35            6357.745238        3232.604762
  11/30/1999                 9216.7            5896.560881        3320.139119
  12/01/1999               9403.525            6018.729869        3384.795131
  12/02/1999              9559.2125            6296.710625        3262.501875
  12/03/1999               9901.725            6641.268875        3260.456125
  12/06/1999                   9964            6529.270988        3434.729012
  12/07/1999              9746.0375            6505.725875        3240.311625
  12/08/1999                9839.45            6584.202488        3255.247512
  12/09/1999               9777.175            6745.923512        3031.251488
  12/10/1999             9668.19375            6809.535512        2858.658238
  12/13/1999            10228.66875            6735.817637        3492.851113
  12/14/1999             9948.43125              6454.2635         3494.16775
  12/15/1999            10166.39375            6743.209625        3423.184125
  12/16/1999              11147.225            6990.374387        4156.850613
  12/17/1999            11038.24375               7203.278         3834.96575
  12/20/1999              10898.125            7601.088887        3297.036113
  12/21/1999            10707.40781               7485.122        3222.285813
  12/22/1999             11053.8125            8017.968113        3035.844387
  12/23/1999             11614.2875            8476.235738        3138.051762
  12/27/1999            12065.78125            7993.426262        4072.354988
  12/28/1999            11692.13125            8078.264738        3613.866512
  12/29/1999            11816.68125            8323.110512        3493.570738
  12/30/1999            11660.99375            8151.370625        3509.623125
  12/31/1999            11598.71875            8468.285738        3130.433012
   1/03/2000                11458.6            8410.027332        3048.572668
   1/04/2000             10431.0625            7810.300625        2620.761875
   1/05/2000             10368.7875            7645.762613        2723.024887
   1/06/2000             9886.15625            6961.018238        2925.138012
   1/07/2000            10135.25625              7492.2755         2642.98075
   1/10/2000              10524.475               8493.614           2030.861
   1/11/2000                10960.4            7888.457738        3071.942262
   1/12/2000                10213.1             7582.95275         2630.14725
   1/13/2000               10337.65               8291.663           2045.987
   1/14/2000            10758.00625            8638.180262        2119.825988
   1/18/2000            10571.18125            8698.118738        1873.062512
   1/19/2000            10259.80625            8707.760375        1552.045875
   1/20/2000            10540.04375            9126.581012        1413.462738
   1/21/2000             10555.6125             9932.57375          623.03875
   1/24/2000             10119.6875            8894.477387        1225.210113
   1/25/2000            10353.21875            9333.042875        1020.175875
   1/26/2000             10306.5125            9190.737875        1115.774625
   1/27/2000               10088.55            9289.717988        798.8320122
   1/28/2000              10026.275            9068.077988        958.1970122
   1/31/2000               9901.725             8657.67725         1244.04775
   2/01/2000                10213.1              9111.3847          1101.7153
   2/02/2000            10384.35625             9058.46665          1325.8896
   2/03/2000            10508.90625            9163.984637        1344.921613
   2/04/2000               10835.85             9243.52775         1592.32225
   2/07/2000            11193.93125            9210.291113        1983.640137
   2/08/2000             11427.4625            9914.632338        1512.830162
   2/09/2000               11334.05            9670.059975        1663.990025
   2/10/2000            11847.81875            10374.60799        1473.210762
   2/11/2000            11567.58125            10071.59674        1495.984512
   2/14/2000             11489.7375               9881.408          1608.3295
   2/15/2000               11583.15            9752.470988        1830.679012
   2/16/2000               11832.25            10113.62424        1718.625762
   2/17/2000            11629.85625            10523.61474        1106.241512
   2/18/2000                11209.5            10486.61725          722.88275
   2/22/2000            11038.24375              10431.109          607.13475
   2/23/2000            11598.71875            11021.76551        576.9532378
   2/24/2000             11987.9375             11376.7451        611.1924034
   2/25/2000             11614.2875            10973.21658        641.0709156
   2/28/2000            11878.95625            11338.12975           540.8265
   2/29/2000            11910.09375            11855.36094         54.7328138
   3/01/2000            12688.53125            12077.29756        611.2336888
   3/02/2000               12828.65            12259.33981        569.3101888
   3/03/2000             13669.3625            13168.41325          500.94925
   3/06/2000            13840.61875            14014.23063        -173.611875
   3/07/2000            13716.06875             14402.5915         -686.52275
   3/08/2000               13575.95             14100.4435          -524.4935
   3/09/2000            14681.33125            14402.12622        279.2050284
   3/10/2000               16066.95            14790.29088        1276.659125
   3/13/2000               17312.45            14553.68575         2758.76425
   3/14/2000            16207.06875            13743.25975           2463.809
   3/15/2000            14669.65469            12020.04438        2649.610313
   3/16/2000             16534.0125            13420.46425         3113.54825
   3/17/2000              17125.625            14381.85063        2743.774375
   3/20/2000                16440.6            12680.16063        3760.439375
   3/21/2000            16238.20625            13176.62575          3061.5805
   3/22/2000            16985.50625            14224.67163        2760.834625
   3/23/2000             17405.8625             13970.8705           3434.992
   3/24/2000                17686.1              14280.256           3405.844
   3/27/2000              17872.925               14801.44           3071.485
   3/28/2000                16938.8            13720.60525         3218.19475




--------------------------------------------------------------------------------

LEHMAN BROTHERS                        14               Seagate Technology, Inc.

VALUATION SUMMARY OF OPERATING ASSETS
--------------------------------------------------------------------------------

($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS)


                                                                   Multiple                 Implied                    Implied
                                                                    Range                Enterprise Value           Equity Value(b)
                                                             -------------------       -------------------       -------------------
                                                              Low          High         Low          High         Low          High
                                                             ------       ------       ------       ------       ------       ------
Comparable Company Analysis:(a)
      CY2000 Revenue                                            0.2x   -     0.4x      $1,404   -   $2,807       $2,169   -   $3,572
      CY2000 EBITDA                                             3.0x   -     5.0x       2,444   -    4,073        3,209   -    4,838

      Comparable Company Value Range                                                                             $2,200   -   $4,800
                                                                                                                 ------       ------

Discounted Cash Flow Analysis (2005E EBITDA Multiple):
      14% - 16% Discount Rate - Base Case                       3.0x   -     5.0x      $2,681   -   $4,268       $3,446   -   $5,033
      14% - 16% Discount Rate - Sensitivity Case                3.0x   -     5.0x       2,231   -    3,551        2,996   -    4,316

      Discounted Cash Flow Value Range                                                                           $3,000   -   $5,000
                                                                                                                 ------       ------

LBO Analysis
      2005E EBITDA - Sensitivity Case                           3.0x   -     5.0x       1,122   -    1,767        1,887   -    2,532

      LBO Analysis Value Range                                                                                   $1,900   -   $2,500
                                                                                                                 ------       ------

     IMPLIED VALUATION RANGE                                                                                     $1,900   -   $5,000
                                                                                                                 ------       ------



----------

(a) Based on management's Base Case projections.

(b) Equity value assumes $765 million in net cash.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        15               Seagate Technology, Inc.

COMPARABLE COMPANIES ANALYSIS
--------------------------------------------------------------------------------

 ($ IN MILLIONS)


                                                           CY REVENUE MULTIPLES                  CY EBITDA MULTIPLES
                           MARKET      ENTERPRISE    --------------------------------       --------------------------------
COMPANY                   VALUE(a)       VALUE        LTM         2000E        2001E         LTM         2000E        2001E
-------------------       ---------    ----------    ------       ------       ------       ------       ------       ------
HDD Quantum                $1,052       $  576         0.2x         0.2x         0.2x        18.5x         6.6x         5.8x
Maxtor                        973          692         0.3x         0.2x         0.2x         8.7x         6.9x         6.2x
Western Digital               708          750         0.4x         0.4x         0.4x           NM           NM        36.4x
Iomega                      1,276          973         0.7x         0.7x           NA         4.7x         4.3x           NA

                                       MEAN            0.4X         0.4X         0.3X        10.6X         6.0X        16.1X
                                       MEDIAN          0.3X         0.3X         0.2X         8.7X         6.6X         6.2X

REMOVABLE STORAGE:

 DSS Quantum               $2,221       $2,175         1.5x         1.5x         1.4x         4.6x         6.3x           NA
 Storage Technology           976          747         0.3x         0.3x           NA         6.6x         3.8x           NA

                                       MEAN            0.9X         0.9X         1.4X         5.6X         5.0X           NA
                                       MEDIAN          0.9X         0.9X         1.4X         5.6X         5.0X           NA



----------

LTM as of June 30, 2000

(a)  Assumes market prices as of October 11, 2000.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        16               Seagate Technology, Inc.

DISCOUNTED CASH FLOW ANALYSIS
--------------------------------------------------------------------------------


($ IN MILLIONS)


                                       5-YEAR DCF EQUITY VALUE
               EBITDA          --------------------------------------
DISCOUNT      TERMINAL          BASE         SENSITIVITY       UPSIDE
  RATE        MULTIPLE          CASE            CASE            CASE
--------      --------         ------        -----------       ------
                 3.0x          $3,657          $3,168          $5,375
  14%            4.0x           4,345           3,742           6,353
                 5.0x           5,033           4,316           7,331

                 3.0x          $3,549          $3,080          $5,210
  15%            4.0x           4,209           3,630           6,148
                 5.0x           4,868           4,181           7,086

                 3.0x          $3,446          $2,996          $5,054
  16%            4.0x           4,079           3,524           5,953
                 5.0x           4,712           4,052           6,853



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        17               Seagate Technology, Inc.

LBO ANALYSIS - LEHMAN BROTHERS' SENSITIVITY CASE
--------------------------------------------------------------------------------


($ IN MILLIONS)


             EXIT
            MULTIPLE                      3.0x            4.0x            5.0x
-------------------------------------------------------------------------------
2005E EBITDA                             $1,081          $1,081          $1,081

2005E Enterprise Value                    3,244           4,325           5,407

2000E Equity Value                        3,369           4,284           5,366

Max Debt/EBITDA Ratio                       1.5x            1.5x            1.5x

Implied Equity Purchase Price(a)         $1,887          $2,240          $2,532



----------

(a) Maximum equity investment to realize a 5-year IRR of 30%.



--------------------------------------------------------------------------------


LEHMAN BROTHERS                        18               Seagate Technology, Inc.